POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, J. Kevin Connaughton, Joseph D’Allessandro, Joseph F. DiMaria, Paul Goucher, Ryan C. Larrenaga, John M. Loder, Brian D. McCabe, Christopher O. Petersen, Scott Plummer, Bruce Rosenblum and Stephen T. Welsh, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Variable Insurance Trust, the registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Variable Insurance Trust of the indicated series of RiverSource Variable Series Trust:

Selling Fund	Buying Fund
RiverSource Variable Portfolio – Strategic Income Fund	Columbia Strategic Income Fund, Variable Series

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

/s/ John D. Collins John D. Collins Dated: October 21, 2010	/s/ Rodman L. Drake Rodman L. Drake Dated: October 22, 2010

/s/ Douglas A. Hacker Douglas A. Hacker Dated: October 21, 2010	/s/ Janet Langford Kelly Janet Langford Kelly Dated: October 21, 2010

/s/ William E. Mayer William E. Mayer Dated: October 26, 2010	/s/ Charles R. Nelson Charles R. Nelson Dated: October 21, 2010

/s/ John. J. Neuhauser John J. Neuhauser Dated: October 21, 2010	/s/ Jonathan Piel Jonathan Piel Dated: October 26, 2010

/s/ Patrick J. Simpson Patrick J. Simpson Dated: October 26, 2010	/s/ Anne-Lee Verville Anne-Lee Verville Dated: October 22, 2010

/s/ Michael A. Jones Michael A. Jones Dated: October 28, 2010